EXHIBIT 99.1.C

                   BARTHOLEMEW INTERNATIONAL INVESTMENTS LTD.
                                 3 Olde Street
                              St. Heliere, Jersey
                            Channel Island, JE2 3RG,



March 30th, 2001


DONINI, INC. (FORMERLY PRS SUB VI, INC.)
4555 Boulevard des Grandes Prairies, Suite 30
St. Leonard, Quebec, H1R1A5
ATTENTION:  PRESIDENT

RE:      Conversion of Debenture

--------------------------------

Dear Sirs:

Reference is made to that certain Assignment of Debenture Agreement dated January 29th, 2001 between yourselves and the undersigned ("Bartholemew"), wherein Bartholemew assigned and transferred to you all of its right, title and interest to a Convertible Subordinated Debenture issued to Bartholemew by Pizza Donini Inc. and received from you a Convertible Subordinated Debenture of $500,000 U.S. of PRS Sub VI, Inc.

We hereby instruct you to immediately proceed with the conversion of the Convertible Subordinated Debenture issued by you to Bartholemew on January 29th, 2001 into 2,206,855 shares of the common stock of Donini, Inc. (formerly PRS Sub VI, Inc.).

It is our understanding that the stock so issued will be subject to compliance with U.S. federal and state security laws.

Yours truly,

BARTHOLEMEW INTERNATIONAL INVESTMENTS LTD.


PER: /s/ TERENCE C. BYRNE
     -------------------------
     Terence C. Byrne
     duly authorized for these purposes